UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 8, 2008

iPCS, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-51844	36-4350876
(State or other jurisdiction	(Commission	(IRS Employer
Of incorporation)	File Number)	Identification No.)

1901 North Roselle Road, Schaumburg, Illinois	60195
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 885-2833

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Director or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 4, 2008, the Board of Directors appointed James F. Ingold, the Company’s Vice President and Controller, as the Company’s principal accounting officer.  Mr. Ingold replaces Patricia M. Greteman, who continues as the Company’s Vice President, Internal Audit.  The terms of Mr. Ingold’s employment were not amended in connection with his appointment.

Mr. Ingold joined the Company in January 2008. From August 2003 to January 2008, he was the Corporate Controller for Littelfuse, Inc., a publicly-traded manufacturer of electronic products. From January 1999 to August 2003, he was the Director of Accounting for FleetPride, Inc., a retailer and distributor of truck parts. From July 1990 to January 1999, he held various corporate financial positions with Tenneco Packaging, Inc., a publicly-traded manufacturer of consumer and specialty-packaging products, which has since changed its name to Pactiv Corporation. Prior to July 1990, he was an accountant with Deloitte & Touche LLP.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

iPCS, Inc.

Date: April 8, 2008
	By:	/s/ Edmund L. Quatmann, Jr.
	Name:	Edmund L. Quatmann, Jr.
	Title:	Senior Vice President, General Counsel and Secretary